UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 ( Amendment No. __)

Filed by Registrant [ ]

Filed by Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[x] Soliciting Material under Rule 14a-12

CBRE REALTY FINANCE, INC.
(Name of Registrant as Specified in Its Charter)

ARBOR REALTY TRUST, INC.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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On February 8, 2008, Ivan Kaufman, Arbor Reality Trust, Inc.'s ("Arbor") President and Chief Executive Officer, made the following statement during Arbor's fourth quarter 2007 earnings call, a rebroadcast of which is available on Arbor's website, www.arborrealtytrust.com.

"Lastly, as we stated in our amended Schedule 13D last week, we have nominated a slate of seven directors to run at the 2008 annual meeting of CBRE Realty Finance.  CBF announced on Monday, February 4th that they have accepted our nomination as timely.  This was a minor issue concerning the appropriate time for nomination under CBF's bylaws and proxy disclosure.  We are very pleased that this issue has been resolved and that CBF recognizes the importance of its stockholders having a choice at this year's annual meeting.  We believe that the proposed slate of qualified directors is well equipped to evaluate strategic alternatives that first and foremost protect our investment and in turn maximize shareholder value."

Information regarding the identity of the participants in the solicitation and their interests in the Registrant is contained in Amendment No. 3 to the Schedule 13D filed by Arbor with the Securities and Exchange Commission (the "SEC") on January 28, 2008.  A copy of this filing is available at no charge on the SEC's website at http://www.sec.gov.

ALL STOCKHOLDERS OF CBRE REALTY FINANCE, INC ("THE COMPANY") ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE POTENTIAL PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE POTENTIAL PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

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